EXHIBIT 10.2

LEASE AGREEMENT

1706 Washington Avenue, LLC, Landlord

Consumer Programs Incorporated, Tenant

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TABLE OF CONTENTS

Page

SECTION 1 – List of Exhibits    1
SECTION 2 – Description of Premises    1
SECTION 3 – Lease Term/Options to Extend    2
SECTION 4 – Delivery, Possession and Condition of Premises    2
SECTION 5 – Rent and Related Matters    3
SECTION 6 – Late Charge    4
SECTION 7 – Insurance    4
SECTION 8 – Taxes    6
SECTION 9 – Repairs and Maintenance in General    7
SECTION 10 – Use of Premises    7
SECTION 11 – Parking    8
SECTION 12 – Utilities/Services    8
SECTION 13 – Attorney's Fees    8
SECTION 14 – Alterations    8
SECTION 15 – Casualty/Restoration    9
SECTION 16 – Liens    10
SECTION 17 – Indemnification of Landlord    10
SECTION 18 – Assignment and Sublease    11
SECTION 19 – Service of Notice    12
SECTION 20 – Default    12
SECTION 21 – Termination    16
SECTION 22 – Entry of Landlord    16
SECTION 23 – Bankruptcy    16
SECTION 24 – Condemnation    17
SECTION 25 – Holding Over    18
SECTION 26 – Subordination Notice to Superior Lessors and Martgagees and Attornment    18
SECTION 27 – Estoppel Certificate    19
SECTION 28 – Waiver    19
SECTION 29 – Entire Agreement    20
SECTION 30 – Governing Law    20
SECTION 31 – Representations and Warranties    20
SECTION 32 – Execution of Lease    21
SECTION 33 – Accord and Satisfaction    21

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TABLE OF CONTENTS

Page

SECTION 34 – Force Majeure    21
SECTION 35 – Successor and Assigns    21
SECTION 36 – Survival of Obligations    21
SECTION 37 – Commissions    22
SECTION 38 – Time is of the Essence    22
SECTION 39 – Sale of Leased Premises by Landlord    22
SECTION 40 – Waiver of Jury Trial    22
EXHIBIT A    Legal Description
EXHIBIT B    Building Floor/Site Plans

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STANDARD LEASE
This Lease entered into as of July 27, 2012, 2012 by and between 1706 Washington Avenue, LLC, an Illinois limited liability company (hereinafter referred to as “Landlord”), and Consumer Programs Incorporated, a Missouri corporation, (hereinafter referred to as “Tenant”) is as follows:
WHEREAS, Landlord acquired the Leased Premises ( as defined herein) from Tenant pursuant to that certain Contract for Purchase and Sale of Real Estate, dated as of July 12, 2012 (the “Transaction”); and
WHEREAS, Landlord acquired the Leased Premises subject to Tenant’s agreement to lease the Leased Premises upon closing of the Transaction; and
WHEREAS, Landlord and Tenant desire that the Transaction and this Lease be construed as a financial transaction, such that this Lease shall each year cause a net return to Landlord of $300,000 per year as adjusted for inflation or minimum increases as set forth in Section 5C;
WHEREAS, Tenant agrees as set forth in this Lease to be responsible for all costs of occupancy and operation of the Leased Premises,
NOW, THEREFORE, in consideration of the covenants set forth herein, the parties hereby agree as follows:
SECTION 1– List of Exhibits
The following exhibits attached to this Lease are incorporated by reference herein and are construed to be a part hereof:
Exhibit A:    Legal Description
Exhibit B:    Floor/Site Plans
SECTION 2    – Description of Premises
Landlord, in consideration of the rents, covenants and agreements herein contained, leases to Tenant:
A.     That certain space as shown on Exhibit B attached hereto which is known as CPI Headquarters (“Building”) containing approximately 300,000 square feet of gross leasable area (“GLA”), GLA being defined as the total floor area designed for tenant occupancy and exclusive use as measured from the center line of joint partitions and from outside wall faces, having the address of 1706 Washington Avenue, St. Louis, MO 63103.

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B.     The parking lots, located at 1600 Washington Ave., 1726 Washington Ave., 1801 Washington Ave., and 1701, 1731 and 1733 Lucas Avenue, St. Louis, MO 63103, as shown on Exhibit B attached hereto (the “Parking Lots”).
C.     The Building and the Parking Lots shall hereinafter be referred to as the “Leased Premises”.
SECTION 3    – Lease Term/Options to Extend
A.     The term of this Lease is twenty (20) years (the “Initial Term”). The Initial Term of this Lease shall commence upon closing of the Transaction (hereinafter referred to as the “Lease Commencement Date”) and end on July 26, 2032 (hereinafter referred to as the “Lease Expiration Date”).
B.     Provided that Tenant is not in default under this Lease, Tenant shall have the option consisting of two (2) separate successive options to extend the term of this Lease for five (5) additional year(s) each (each referred to as "Option Term") on the same terms and conditions as set forth in this Lease for the Initial Term, except that Minimum Rent shall be at market rates at the time each option is exercised. The first Option Term shall commence from the expiration of the Initial Term, and, if applicable, any subsequent Option Term shall commence from the expiration of the immediately prior Option Term. In order for the Tenant to exercise the appropriate Option Term, Tenant must give Landlord prior written notice of Tenant's desire to exercise the option and the parties must, in good faith, conduct and conclude the negotiations for the Option Term no later than one hundred eighty (180) days prior to the expiration of the then existing Term of this Lease or the option shall be forfeited. Upon valid exercise of an Option, the Term of this Lease shall be extended for such Option Term, and during such Option Term all of the provisions, terms and conditions of this Lease shall continue to be applicable, except that Minimum Rent shall be at market rates at the time such option is exercised. As used herein, the word “Term” shall mean the Initial Term and all Option Terms.
SECTION 4    – Delivery, Possession and Condition of Premises
For all purposes of this Section, Landlord shall be deemed to have “delivered possession” of the Leased Premises upon the closing of the Transaction (the “Closing”). Tenant, upon paying the Rent herein reserved and performing and observing all the other terms, covenants and conditions of this Lease on Tenant’s part to be performed and observed, shall peaceably and quietly have, hold and enjoy the Leased Premises during the Term. It is further understood and agreed that, as of 12:01 a.m. on the Term Commencement Date, and continuing throughout the Lease Term, the Tenant shall comply with, and perform, on a timely basis, all of the obligations and liabilities imposed on Tenant under the terms of this Lease, whether of a monetary or a

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nonmonetary nature.
SECTION 5    – Rent and Related Matters
A. Rent Commencement/Rent Defined. The obligation of Tenant to pay Rent shall commence and accrue as of and on the Lease Commencement Date, provided, however, that the first three (3) months’ Minimum Rent (as defined in Section 5. B. and 5.C. below) shall be prepaid upon Closing. Minimum Monthly Rent for the fourth month shall be due and payable on November 1, 2012 and Minimum Monthly Rent for each month thereafter shall be paid on the 1st day of each succeeding month through the end of the Term. For purposes of this Lease, “Lease Year” shall mean a full calendar year beginning the first day of the month in which the Lease Commencement Date occurs and ending on the first anniversary of the Lease Commencement Date unless the anniversary is the first day of the calendar month, then the Lease Year shall end on the last day of the preceding month. If the Lease Commencement Date is not the first day of the calendar month, then the first Lease Year shall consists of a full calendar year plus the number of days necessary to end on the last day of the month in which the anniversary occurs. The last Lease Year of the initial term of the Lease shall end on the last day of the Term. For all purposes under this Lease, “Rent” shall be deemed to mean, on a collective basis, Minimum Rent, Insurance (as defined in Section 7 below), Real Property Taxes (as defined in Section 8 below), and any and all other sums or payments, of any nature whatsoever, due from Tenant to Landlord under the terms of this Lease. Tenant agrees to pay to Landlord as Rent, without notice or demand or setoff of any kind, the monthly sums as set forth in Sections 5B and 5C. All Rent and other charges due under this Lease shall be paid to Landlord via wire transfer or at 189 American Grain Street, Granite City, IL 62206, or at such other place as Landlord may from time to time designate in writing.
B. Minimum Rent. Minimum Rent shall be payable during the Lease Term hereof as follows:

Effective Period:	Monthly Minimum Rent:	Annual Minimum Rent:
Lease Year 1	$25,000	$300,000

C. Minimum Rent Increases. The Minimum Rent in Section 5B will be adjusted according to this Section on each anniversary of the Lease Commencement Date during the term of this Lease as set forth in this Section 5C.

(1)	In this Section,

(a)	“Base Year” means the full calendar year during which the term of this Lease commences.

(b)	“Price Index” means the Consumer Price Index published by the Bureau of Labor Statistics of

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the United States Department of Labor, Midwest Urban Average, All Items (“CPI-U”) (1982-84 = 100).

(c)	“Base Price Index” means the Price Index for the month (the “Base Month”) nearest before the Commencement Date for which the Price Index is published.

The Minimum Rent payable pursuant to Section 5B will be adjusted as of each anniversary of the Lease Commencement Date by a fraction whose numerator is the Price Index published for the then most recent anniversary month of the Base Month and whose denominator is the Base Price Index or by 3.5%, whichever is greater.  The Minimum Rent will not be reduced below the amount first due pursuant to Section 5B.
D. Security Deposit. Tenant has deposited $75,000.00 with Landlord as security for Tenant’s payment of Minimum Rent and performance of its other obligations under this Lease, and any renewal or extension of this Lease.  If Tenant defaults in its payment of Rent or performance of its other obligations under this Lease, Landlord may use all or part of the security deposit for the payment of Rent or any other amount in default, or for the payment of any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s default, or for the payment to Landlord of any other loss or damage that Landlord may suffer by reason of Tenant’s default.  Landlord will return the unused portion of the security deposit to Tenant within thirty (30) days after the end of the Term; however, if Landlord has evidence that the security deposit has been assigned to an assignee of the Lease, Landlord will return the security deposit to the assignee.
SECTION 6    – Late Charge
In the event that any installment of Rent is not paid within five (5) days of the date any such sum is due, Tenant agrees to pay a late charge equal to fifteen percent (15%) of the amount of the unpaid Rent installment to defray Landlord’s administrative charges with respect to such late payment.
SECTION 7    – Insurance
A. Tenant shall purchase and continue in force during the term of this Lease: (i) commercial general liability insurance insuring against any and all claims for injuries to persons or property occurring in, on, or about the Premises, or resulting from any acts and operations of Tenant, its agents or employees, with a contractual liability endorsement, in an amount not less than Ten Million Dollars ($10,000,000.00) combined single limit per occurrence (said liability limit may be a combination of primary and excess coverage) and (ii)

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Special Form property damage insurance covering Tenant's inventory, personal property, business records, furniture, floor coverings, fixtures and equipment and all work installed by or for Tenant for damage or other loss caused by fire or other casualty or cause, including but not limited to, vandalism and malicious mischief, theft, explosion, business interruption, and water damage of any type, including sprinkler leakage, bursting and stoppage of pipes. The above insurance must be issued by a company with an "A.M. Best" rating of A X or better. Tenant shall cause certificates of insurance to be furnished to Landlord annually. Tenant shall provide Landlord a minimum of 30 days’ written notice of any cancellation, termination, non-renewal or reduction in amount of coverage for policies required by this section. Landlord shall be named as an additional insured on the liability policy. Tenant shall evaluate the level of real property coverage at least every five (5) years on the basis of EH Boeckh Appraisal Manual, RE means per square foot cost (or by a comparable independent source of expertise) and shall make such annual adjustments in coverage as may be recommended by Tenant’s Real Property insurer. The total amounts of a deductible or otherwise self-insured retention with respect to any insurance coverage shall be not more than $500,000.00 per occurrence. Tenant's property damage insurance shall include full replacement cost coverage, and the amount shall satisfy any co-insurance requirements under the applicable policy. Tenant's insurance shall be primary and any insurance maintained by the Landlord or any other additional insured thereunder shall be excess and noncontributory.
B. Throughout the Term of this Lease and at Tenant’s expense, Tenant shall keep the Building and all other improvements on the Premises insured against “all risks” of loss or damage, including, but not limited to, fire, lightning, and all other perils insured against under customary and reasonable extended coverage endorsements, including vandalism and malicious mischief, in full replacement value in an amount mutually agreed to by Landlord and Tenant and accepted by the insurance company or companies for purposes of issuance of a replacement cost endorsement to the policies (which shall be required), and will also provide boiler insurance and flood insurance, if applicable. Landlord shall be an additional insured under any such policy or policies procured by Tenant for the Building and the Parking Lots and the same shall contain waivers of subrogation claims against Landlord, its employees and agents.
C. All policies of insurance covering casualty to the Building or other improvements on the land, where appropriate, shall provide that the proceeds thereof shall be payable to Landlord. Any loss shall be adjusted with the insurance company or companies by Landlord and Tenant.
D. Tenant agrees to hold Landlord harmless from all claims which may arise from, on, in or about the Leased Premises, including but not limited to such claims arising out of or caused in whole or in part by defective, dangerous or unsafe conditions of the Premises, equipment, fixtures or pertinences required by

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law or the terms of this lease to be maintained by Tenant.
E. Each party (the “Releasing Party”) hereby releases the other party (and its respective agents, officers and employees) (the “Released Party”) from any liability, right of recovery, claim, action or cause of action, the Releasing Party may have against the Released Party on account of any loss, cost or expense which arises from any peril that is covered by any insurance carried by the Releasing Party or which the Releasing Party is required to carry under the terms of this Lease, which ever is broader, regardless of the extent of any recovery thereunder or the negligence of the Released Party or its agents, contractors, officers or employees and the Releasing Party waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, including that of the insurance carrier of the Releasing Party. All insurance policies carried by either party with respect to its property located within or constituting a part of the Building or the Premises shall permit the waiving of any right of recovery on the part of the insured against the other party for any loss or damage to the extent such rights have been waived by the insured prior to the occurrence of such loss or damage. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by the insured under the insurance policy to which deductible relates.
SECTION 8    – Taxes
A. Tenant shall pay, prior to delinquency, any and all taxes levied or assessed, special or otherwise, during the Term hereof upon or against all furniture, fixtures, equipment and any other personal property installed or located within the Leased Premises. Tenant shall pay, prior to delinquency, any and all taxes levied or assessed, special or otherwise against (i) the Leased Premises and (ii) all alterations, additions, betterments or improvements of whatsoever kind or nature made by Tenant to the Leased Premises and provide Landlord with proof of such payment. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have the right from time to time, to contest, protest or renew, by legal proceedings or otherwise, any such taxes, assessments (special or otherwise or governmental and/or quasi-governmental impositions, charges or fees and to institute such proceedings in the name of Landlord as Tenant may deem necessary or desirable; provided, however, any expense incurred by reason thereof shall be borne by Tenant and such proceedings shall be conducted free of all expense to Landlord; and, provided further, that any and all refunds awarded or benefits received shall inure to the benefit of the Tenant and shall remain the personal property of Tenant. Further, Landlord agrees to cooperate with Tenant and furnish to Tenant appropriate documents and information requested as deemed necessary in order for Tenant to prosecute such contest, protest or review. If, as and to the extent Tenant contests, protests or seeks review of any such taxes, assessments, impositions,

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charges or fees, by legal proceedings or otherwise, Tenant’s obligation to pay such taxes, assessments, impositions, charges or fees that are the subject of such proceedings shall be held in abeyance until a ruling is rendered; provided, however, that if the Premises are in danger of being forfeited or lost, Tenant shall be obligated to tender payment for such taxes, assessments, impositions, charges or fees that are the subject of the proceedings in order to obviate such potential forfeiture or loss.
At the Closing, six (6) month’s worth of Real Estate taxes shall be withheld from payment to Tenant of the sale price. Tenant shall pay Real Estate taxes for the full year 2012 and for each year thereafter during the Term, and shall provide proof of such payment to Landlord no later than the subsequent January 31st. Upon Landlord’s receipt of proof of Tenant’s payment of Real Estate taxes for the full year 2012, the amount of Real Estate taxes withheld at Closing shall be refunded to Tenant. If the Landlord fails to refund the six month’s deposit of Real Estate taxes within ten (10) days after Landlord’s receipt of Tenant’s proof of payment, Tenant may offset the refund due and owing against Minimum Rent.
B. In the event that the term of this Lease is for only a portion of any given year, Tenant’s share of tax expenses shall be prorated for the number of days in any given year that this Lease is in effect. Upon termination of the Lease for any reason whatsoever, Tenant shall be responsible for its share of tax expenses incurred during the current year prorated by the number of days in the current year for which the Lease is in effect.
SECTION 9    – Repairs and Maintenance in General
Tenant will, at its own expense, maintain the Leased Premises (including, without limitation, the repair, replacement, removal, and maintenance of the roof, all structural components of the Building, all plumbing, equipment, water pipes, sewer pipes, gas pipes, drains, fixtures, structures, surfacing, paving, driveways, landscaping, lighting, electrical, heating, air-conditioning, cooling, and refrigeration equipment and all other equipment, apparatus and appurtenances to the Leased Premises) in good order, maintenance and repair, consistent with the condition of the Leased Premises existing as of the date hereof and as may hereafter be improved. Tenant will keep the Leased Premises in a clean, healthful, and safe condition and in accordance and in compliance with all applicable laws, ordinances, and other governmental regulations, orders and directions during the Term of this Lease. Any damage to, or destruction of the Leased Premises directly or indirectly occasioned by or attributable to any act or omission of Tenant or any employee, agent or business invitee of Tenant shall be promptly repaired, restored or replaced by Tenant at Tenant’s sole cost and expense.
SECTION 10    – Use of Premises

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A. Tenant shall use the Leased Premises for any and all purposes for which it was using the Leased Premises prior to Lease Commencement and for any other office, retail or light manufacturing purpose, in compliance with all laws, ordinances, rules and regulations of all governmental authorities having jurisdiction and as otherwise contemplated by this Lease.
B. Tenant agrees to keep the Premises in a neat and clean condition, free from danger of damage by fire, and shall refrain from permitting any nuisance or fire hazard thereon.
SECTION 11    – Parking
Pursuant to this Lease under Section 2 above, Tenant shall have access to all parking necessary to accommodate all CPI employees and visitors. In the event Tenant determines that the Parking Lots contain more spaces than are required by Tenant (“Excess Parking”), Tenant may, at its sole discretion, release to Landlord such Excess Parking and Landlord then shall have the right to lease the Excess Parking to one or more third parties, provided that Tenant may reclaim the right to use any such Excess Parking on 30 days’ notice to Landlord. Except for commitments that Tenant has made to other persons or entities and taking into account Tenant’s seasonal needs for additional parking associated with its busy seasons (primarily October through December of each year), Tenant shall endeavor to release to Landlord as much of the Excess Parking contained in the Parking Lot located on Lucas as reasonably possible. Landlord shall pay Tenant for the pro rata portion of taxes, maintenance, security and other costs associated with any Excess Parking Landlord leases to any third party.
SECTION 12    – Utilities/Services
A. Tenant shall pay for all utilities, including (but not limited to) gas, water, electricity and sewer charges for the Premises.
B. The parties hereto acknowledge and agree that it shall be Tenant’s obligation and responsibility to obtain or cause to be available any and all services necessary for the use of the Leased Premises. Landlord shall not be obligated to provide any services whatsoever to Tenant or with respect to the Leased Premises.
SECTION 13    – Attorney’s Fees
If it is necessary for Landlord to employ an attorney to enforce any of the provisions of this Lease, and if Landlord is the prevailing party in any such enforcement action, Tenant shall reimburse Landlord for the reasonable attorney’s fee incurred and court costs as well as the other reasonable expenses of litigation.

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Payment of litigation expenses shall be considered payment of additional Rent under the terms of this Lease.
SECTION 14     – Alterations
Tenant shall not make any alterations or additions or improvements to the Leased Premises without Landlord’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Tenant shall have the right, without Landlord’s consent, upon ten (10) days prior written notice to Landlord, to make alterations (“Permitted Alterations”) to the Leased Premises (e.g., paint and carpet, communication systems, telephone and computer system wiring) that do not (i) affect Building systems or the structural elements of the Building, or (ii) materially adversely affect the market value of the Leased Premises. All alterations, additions and improvements made by Tenant to or on the Leased Premises become the property of Landlord.
SECTION 15    – Casualty/Restoration
A. Restoration by Landlord. If the Leased Premises shall be damaged by fire or other casualty, Landlord shall use available insurance proceeds to repair the Leased Premises, except that Landlord shall not be required to repair or replace any of Tenant’s furniture, furnishings, fixtures or equipment, or any alterations or improvements made by Tenant after the Commencement Date and Landlord’s obligations shall be subject to any governmental requirements. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof. Landlord shall notify Tenant within thirty (30) days after the casualty whether or not Landlord intends to restore the Leased Premises. If Landlord does not provide such written notice, then, and in that event, Landlord shall be required to restore the Leased Premises to the extent required hereby. If Landlord elects to repair and restore the Leased Premises, Landlord shall (i) pursue such work to completion with reasonable diligence, and (ii) carry out such work in a good and workman-like fashion. Whenever Landlord undertakes to repair or restore the Leased Premises or the Building within a designated period of time, such time shall be extended for circumstances of force majeure or other acts or events beyond the control of the Landlord, including without limitation delays in obtaining permits or other governmental approvals, shortages of materials or labor, and delays and defaults of contractors, vendors, or suppliers.
B. Restoration by Tenant. If Landlord repairs the Leased Premises as provided herein, Tenant shall repair and replace any alterations or improvements made by Tenant after the Commencement Date, all items required to be insured by Tenant hereunder, and all other items required to restore the Leased Premises to the condition required under this Lease. Tenant shall carry out and complete all such work in a good and workman-like

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fashion. Tenant shall commence such work within ten (10) days following substantial completion by Landlord of any repairs required by Landlord hereunder and shall proceed diligently therewith to completion. Tenant may close the Leased Premises for business to the extent reasonably required in connection with such work.
C. Abatement of Rent. Landlord shall allow Tenant a proportionate abatement of Minimum Rent from the date of the casualty through the date Landlord substantially completes Landlord’s repair obligations hereunder (or the date that Landlord would have substantially completed such repairs, but for delays by Tenant, its agents, employees, invitees, transferees and contractors), provided such abatement shall (i) apply only to the extent the Premises are untenantable for the purposes permitted under this Lease and not used by Tenant as a result thereof, based proportionately on the square footage of the Premises so affected and not used.
D. Termination of Lease. Notwithstanding the foregoing to the contrary, Landlord may elect to terminate this Lease, if the Building is damaged by fire or other casualty or causes such that (a) more than twenty-five percent (25%) of the Building is affected by the damage, (b) the damage occurs less than one (1) year prior to the end of the term of this Lease, (c) a substantial portion of the damage is not fully covered by applicable insurance policies or (d) in Landlord’s reasonable opinion, the cost of the repairs, alternations, restoration or improvement work would exceed twenty-five percent (25%) of the replacement value of the Building or of the portion thereof owned or ground leased by Landlord (whether or not the Leased Premises are affected). In any such case, Landlord may terminate this Lease by notice to Tenant within thirty (30) days after the date of damage (such termination notice to include a termination date providing at least thirty (30) days for Tenant to vacate the Leased Premises). In the event Landlord elects terminate the Lease lieu of restoring the Building, Landlord will pay Tenant an amount equal to three times then applicable Annual Minimum Rent for the remaining period of the Term, provided, however, that no such payment shall exceed an amount equal to five years of three times Annual Minimum Rent.
SECTION 16    – Liens
Mechanics’ Lien. Tenant shall, within thirty (30) days of filing, cause the discharge of record of any mechanics’ lien filed against the Leased Premises by payment, deposit, bond or court order. Breach of this provision shall be treated as the failure to pay the Rent due Landlord under this Lease. Tenant shall indemnify and hold Landlord harmless from any liability arising from the imposition of any mechanics’ lien or other lien on the Premises.

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SECTION 17    – Indemnification of Landlord
Landlord shall not at any time be liable for any injury or death to persons including (but not limited to) customers and employees of Tenant, or loss, destruction or damage to property caused by water, rain, snow, frost, fire, storm, and accidents, occurring in, on, or about the Leased Premises, whether such shall be caused by or arise out of any act, omission, or negligence of Tenant or of any occupant, subtenant, visitor or user of any portion of the Leased Premises unless such injury or death is caused by the gross negligence or intentional misconduct of Landlord or its employees or agents. Landlord shall not be liable for any breakage, stoppage or leakage of water, gas, heating, sewer pipes or plumbing, on, about, or adjacent to said Premises, unless such damage is caused by the gross negligence or intentional misconduct of Landlord or its employees or agents. Tenant shall, and does hereby, indemnify, protect, defend and hold harmless Landlord, Landlord’s members, managers, agents and employees against and from any and all claims, damages, liabilities, obligations, losses, causes of action, costs and expenses (including, but not limited to, attorneys’ fees and court costs) suffered or incurred by any or all of the indemnified parties and arising from or as a result of, (a) Tenant’s use or occupancy of the Leased Premises, or from the conduct of its business, or from any activity, work, or other things done, permitted or suffered by the Tenant in or about the Premises; (b) any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease; or (c) any act or negligence of Tenant, or any officer, agent, employee, contractor, guest, or invitee of Tenant, and in case any action or proceeding be brought against any or all of the indemnified parties by reason of (a), (b) or (c) above, then Tenant, upon notice from an indemnified party, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises and the Building, from any cause other than Landlord’s or its employees’ or agents’ gross negligence or intentional misconduct, and Tenant hereby waives all other claims in respect thereof against Landlord. Tenant shall give prompt notice to Landlord in case of casualty or accidents in or about the Premises or the Building.
SECTION 18    – Assignment and Sublease
A. Except as set forth in Subsection C, Tenant will not assign this Lease nor sublet (which term shall, without limitations, include the granting of concessions, licenses and the like) the whole or any part of the Premises without first receiving the written consent of Landlord.
B. In the event Landlord does consent to any assignment or subletting, Tenant herein named shall remain

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fully liable for all of the obligations of the Lease. Tenant’s obligation shall continue throughout the term of this Lease despite any assignments or subletting. In other words, if Landlord consents to an assignment or subletting and the assignee or subtenant or any subsequent assignees or subtenants default in the performance of any obligation of this Lease, Tenant shall be liable therefor.
C. Notwithstanding any other provisions of this Lease, Tenant may (i) assign the Lease without Landlord’s consent, but with notice to Landlord given not later than ten (10) days after such assignment, to (a) any entity directly or indirectly resulting from a merger, consolidation or acquisition of Tenant, (b) any entity succeeding to all or substantially all of the business and assets of Tenant, or (c) any entity which shall control, be controlled by or be under common control with Tenant (collectively, “Permitted Transferees,” and each individually, a “Permitted Transferee”); provided that each such Permitted Transferee shall assume in writing all of the obligations and liabilities of Tenant under this Lease and (ii) sublease the whole or any part of the Building to a third party for offices, retail or light manufacturing, (collectively, “Permitted Subtenants” and each individually, a “Permitted Subtenant”) provided that any such Subtenant shall not engage in any activity that may damage the Building, except for normal wear and tear associated with the operation of offices, retail or light industrial operations.
D. Tenant hereby consents to the assignment at any time of all of Landlord’s interest in and to this Lease to a third party, and agrees to attorn to and pay all future Rent and other charges to the assignee pursuant to any such assignment from and after receipt of written notice of any such assignment.
SECTION 19    – Service of Notice
Notices and demands required or permitted to be given hereunder shall be given by personal delivery, registered or certified mail, postage pre-paid return receipt requested, or by reputable overnight courier service (such as Federal Express and UPS) and shall be addressed if to Tenant to the attention of General Counsel, at 1706 Washington Avenue, St. Louis, MO 63103, and if to Landlord at 189 American Grain Street, Cahokia, IL 62206, or at such other address that either party may designate by written notice to the other party. Notices and demands shall be deemed to have been given upon delivery, if personally delivered, three (3) business days after deposit in the United States mail, postage pre-paid, registered or certified mail, return receipt requested, or one (1) business day after deposit with a reputable overnight courier service for next business day delivery.
SECTION 20    – Default

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A. Events of Default. In addition to any other events of default identified in this Lease, the occurrence of any of the following shall constitute an “Event of Default” under this Lease:

(i)	Tenant shall fail to pay any Rent or other sums required to be paid under this Lease on the date the same is due, and such failure shall remain uncured for five (5) business days;

(ii)
Tenant shall fail to observe or perform any other covenant, condition or agreement to be kept or performed under this Lease, and such default shall continue for ten (10) days after written notice from Landlord to Tenant specifying the nature of such default, or if such default cannot be cured within such ten-day period, Tenant shall fail to commence action to cure within such time and expeditiously, diligently, continuously, and exercising its best efforts, pursue the action to cure as promptly as possible;

(iii)
Tenant shall abandon the Leased Premises, but only if Tenant fails to pay any Rent or other amount payable to Landlord under the Lease when and as the same shall become due and payable or fails to perform any other material obligations under this Lease;

(iv)	The occurrence of any of the following:

(a)
The filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization under any bankruptcy laws and Tenant fails to vacate or stay any such insolvency or similar proceeding under the federal Bankruptcy Code (as defined herein) or any state law within sixty (60) days after the proceeding is filed;

(b)	Tenant shall make a general assignment of a substantial portion of its assets for the benefit of creditors;

(c)
A receiver or trustee is appointed by a court of competent jurisdiction for Tenant’s business and Tenant fails to vacate or stay the appointment of a trustee or receiver for all or a major portion of Tenant’s property within sixty (60) days after such appointment;

(d)	Tenant is adjudged a bankrupt by a court of competent jurisdiction;

(e)	Tenant convenes a meeting of creditors or any class thereof for the purpose of effecting a moratorium upon or composition or restructuring of any debt;

KS 112708-2

(f)	The insolvency of Tenant or the admission of Tenant of its inability to pay its debts as they mature; or

(g)
Tenant is dispossessed from the Premises due to attachment, levy, imposition of a federal tax lien or other legal proceedings, which causes Tenant to remain out of possession for ten (10) or more consecutive days.

B. Landlord’s Remedies. After an Event of Default occurs, Landlord may, at Landlord's option, without further notice or demand, except as provided below in this Section, do any of the following:

(i)	Remain out of possession of the Leased Premises; treat the remaining term of this Lease as subsisting; and recover Rent as it becomes due.

(ii)
Reenter and resume possession of the Leased Premises without termination of this Lease; evict, remove and put out Tenant or any other persons who might be in possession of, or present at, the Leased Premises, together with all personal property found at the Leased Premises; and attempt to relet the Leased Premises in an effort to mitigate Landlord's damages. Landlord shall receive the rental income from any reletting of the Leased Premises and shall apply it first, to the payment of any amounts, other than Rent, including, without limitation, Default Expenses (defined in (iii) below), owed by Tenant to Landlord under this Lease; second, to the costs and expenses of any repair, renovation, remodeling, redecorating and advertising of the Leased Premises, brokerage fees and other costs and expenses, including, without limitation, reasonable attorney's fees and other legal and judicial costs and expenses, associated with Landlord's efforts to relet the Leased Premises; and third, to the payment of Rent due, and to become due, under this Lease. In no event shall Tenant be entitled to any excess rent collected by Landlord. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the Rent and other sums due from Tenant under this Lease on the date such sums are due, less rent received by Landlord from reletting. No act by Landlord allowed under this Section shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

(iii)
Give Tenant notice that this Lease is terminated effective the date stated in the notice; reenter and resume possession of the Leased Premises for Landlord's own benefit, free of this Lease; and evict, remove and put out Tenant or any other persons who might be in possession of,

KS 112708-2

or present at, the Leased Premises, together with all personal property found at the Premises. If this Lease is terminated, Tenant shall remain liable for its obligations under this Lease and shall pay as damages for the breach of this Lease the difference between the Rent and other sums payable under this Lease and the net amount collected by Landlord from the reletting of the Leased Premises after deduction of all costs associated with the reletting, including Default Expenses (defined below), for the period from the date of termination to the stated expiration date of this Lease, such difference shall be due and payable monthly on demand. Alternatively, if Landlord terminates this Lease, all of Tenant's obligations for unpaid Rent and other sums due under this Lease through the date of termination, including, without limitation, Tenant's liability for (1) all losses, costs and expenses reasonably incurred by Landlord, including, without limitation, reasonable attorneys' fees and other legal and judicial costs and expenses that are in any way connected with Tenant's default ("Default Expenses"); (2) interest that accrues on Default Expenses and on unpaid Rent and other sums due under this Lease; (3) damage to the Premises caused by Tenant in connection with Tenant's occupying or vacating the Premises; and (4) the present value, at the time of termination, of the difference between the amount of Rent reserved for the balance of the term of this Lease and the reasonable rental value of the Premises for the same period, shall be determined as of the date this Lease is terminated and shall be paid by Tenant to Landlord upon demand. In determining the present value, a discount rate of 6% shall be used.

(iv)
Pursue any and all other remedies available at law or in equity that are not inconsistent with the terms of this Lease, including, without limitation, injunctive relief, declaratory judgment, and specific performance. Prior to Landlord notifying Tenant in writing that this Lease is terminated, any judicial process, and the results thereof, pursued or obtained by Landlord shall not be deemed to be a termination of this Lease unless a judgment or order specifically states that this Lease is terminated.

C. Remedies Cumulative. The rights and remedies of Landlord under this Lease and any others provided by law shall be construed as cumulative and no one of them is exclusive of any other right or remedy. Such rights and remedies shall further be continuing rights, none of which shall be exhausted by being exercised on one or more occasions. Landlord shall be entitled to an injunction, without bond, in proper cases to enforce any part or parts of this Lease or to prevent or stop any violation or default on the part of Tenant. Whenever in this Lease Landlord reserves or is given the right and power to give or withhold its consent to

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any action on the part of Tenant, such right and power shall not be exhausted by its exercise on one or more occasions, but shall be a continuing right and power for the full term of this Lease. Landlord may pursue one or more remedies against Tenant and, if applicable, need not make an election of remedies until a court of competent jurisdiction makes findings of fact.
D. Mitigation of Damages. If Landlord terminates this Lease or Tenant’s right to possession and by law Landlord has a duty to mitigate its damages, (a) Landlord shall be required only to use reasonable good faith efforts to mitigate Landlord’s damages, (b) Landlord will not be deemed to have failed to mitigate if Landlord leases any other comparable portions of the Building or any other property Landlord owns before reletting all or any portion of the Premises, and (c) any failure to mitigate as described in this Section [20]D with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled under this Lease by the amount of rent received by the Landlord for the Premises during that period of time. Landlord’s rejection of a prospective replacement tenant shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord’s damages unless the prospective replacement (i) is creditworthy, (ii) offered comparable rent and other material terms, and (iii) proposed comparable use of the Leased Premises as Tenant. All rent and other consideration paid by any replacement tenant shall be applied as set forth in Section [20]B(ii). The times set forth in this Lease for the curing of breaches by Tenant are of the essence of this Lease.
E. Landlord’s Right to Perform. If Tenant fails to perform any covenant or condition to be performed by Tenant under this Lease, Landlord may perform such covenant or condition at its option, after reasonable notice to Tenant (except in the case of an emergency, where notice shall be given as soon as reasonable possible under the circumstances). All costs incurred by Landlord in so performing shall immediately be reimbursed to Landlord by Tenant upon demand, together with interest at the rate of six percent (6%) per annum computed from the date of demand. Any performance by Landlord of Tenant’s obligations shall not waive or cure such default.
SECTION 21    – Termination
At the end of the Term of this Lease, Tenant shall immediately surrender to Landlord the Premises, together with all improvements therein in broom clean and good condition, except for ordinary wear and tear. No fixtures will be removed from the Premises including (but not limited to) carpeting, walls, lighting, etc. without Landlord’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Any personal property of Tenant not removed following such termination shall, at Landlord’s

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option, become the property of Landlord.
SECTION 22    – Entry of Landlord
Landlord and its agents shall have free access to the Premises, upon prior notice to Tenant of at least two (2) business days, except in the event of an emergency, in which case, prior notice shall not be required, during all reasonable hours for the purpose of inspecting same, and of showing the Leased Premises to prospective purchasers, lenders and, during the last four (4) months of the Term, to prospective tenants. Within four (4) months prior to the end of the term of this Lease, Landlord may place “For Lease” signs on and/or in the Premises. Tenant agrees that any such entry shall not constitute eviction of Tenant in whole or in part and Rent shall not abate to any extent.
SECTION 23    – Bankruptcy
If Landlord shall not be permitted to terminate this Lease as hereinabove provided because of the provisions of Title 11 of the United States Code relating to Bankruptcy, as amended (“Bankruptcy Code”) then Tenant as a debtor-in-possession or any trustee for Tenant agrees promptly, within no more than the 120 period prescribed by the Bankruptcy Code Section 365(d) (f), or such shorter time, if any, designated by the Court, to assume or reject this Lease, itself. In such event, Tenant or any trustee for Tenant may only assume this Lease if (a) it cures or provides adequate assurance that the trustees will promptly cure any default hereunder; (b) compensates or provides adequate assurance that Tenant will promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from Tenant’s defaults and as otherwise provided for under this Lease; and (c) provides adequate assurance of performance during the fully stated term hereof of all of the terms, covenants and provisions of this Lease to be performed by Tenant. In no event after the assumption of this Lease shall any then-existing default remain uncured for a period in excess of the earlier of forty-five (45) days or the time period set forth herein or the time period designated by the Court. Adequate assurance of performance of this Lease, as set forth hereinabove, shall include, without limitation, adequate assurance (i) of the source of rent reserved hereunder; and (ii) except as otherwise provided under the Bankruptcy Code or agreed to by the parties, the assumption of this Lease will not breach any provision hereunder (other than Section 20(A)(iv)(a) of this Lease). In the event of a filing or a petition under the Bankruptcy Code, Landlord shall have no obligation to provide Tenant with any services as herein required, unless Tenant shall have paid and be current in all post-petition Real Estate Taxes, insurance , utilities or other charges provided for hereunder.
If Tenant becomes bankrupt or makes an assignment for benefit of creditors, or in the event a receiver is

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appointed for Tenant, then Landlord may terminate this Lease and take possession of the Premises without waiving any of its rights, except to the extent restricted, conditioned or prohibited by applicable law or court order.
SECTION 24    – Condemnation
Should the Leased Premises or sufficient portion thereof be condemned so as to render the remainder unusable as determined by Landlord, Tenant or Landlord shall have the option to terminate this Lease from the date of the taking of possession by the condemner, and must exercise this option within thirty (30) days of the date of the taking of possession by the condemner by notifying the other of its intention to terminate in writing. All compensation awarded or paid for any taking or acquisition under the power or the threat of eminent domain shall be the property of Landlord except Tenant may pursue a separate award for any award that may be available to it, including, without limitation, for loss of business, relocation costs, and depreciation to and cost of removal of its trade fixtures, furnishings and all of its other personal property.
SECTION 25    – Holding Over
Should Tenant, with Landlord’s consent, hold over the Premises at the end of the Term, the First Option Term or the Second Option Term hereof, Tenant shall become a Tenant on a month-to-month basis. During such holding over with consent, Tenant shall pay Minimum Rent together with all additional Rent at the highest monthly rate provided for herein and comply with all other terms and conditions of the Lease. Consent may be determined by Landlord’s acceptance of Rent payments. The holding over of the Premises by Tenant, without the consent of Landlord, shall be subject to all the terms and conditions of this Lease, except that Tenant shall pay rent equal to twice the market rate while holding over without Landlords’ consent. For purposes of this Section, market rate for rent shall mean the average of three published rates for office use within downtown St. Louis, MO.
SECTION 26    – Subordination Notice to Superior Lessors and Mortgagees and Attornment
A. Subordination of Lease. Landlord confirms that there is no lease prior and superior to this Lease (i.e., a ground lease), deed of trust, mortgage or similar lien encumbering the Building. This Lease, and all rights of Tenant hereunder shall be subject and subordinate to any and all future ground leases of the Building and/or mortgages (including deeds of trust, or trust deeds in the nature of a mortgage) which may now or hereinafter affect or encumber the Building and/or any of such ground leases; provided, however, that the effectiveness of any such subordination shall be subject to the condition that the ground lessor or mortgagee shall execute

KS 112708-2

and deliver to Tenant a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) in a form reasonably acceptable to Tenant. This subordination shall likewise apply to each and every advance made, or hereinafter to be made, under such mortgages; to all renewals, modifications, replacements and extensions of such mortgages. This section shall be self-operative and no further instrument of subordination shall be required. However, in confirmation of such, Tenant shall promptly execute, acknowledge and deliver the SNDA in order to evidence such subordination, non-disturbance and attornment. It is agreed, nevertheless, and any SNDA shall provide, that as long as no Event of Default exists, then there will be no interference with Tenant’s right to quiet enjoyment under this Lease, or with the right of Tenant to continue to occupy the Leased Premises and to conduct its business thereon, in accordance with the terms of this Lease as against any lessor, lessee, mortgagee or trustee, or their respective successors or assigns..
B. Notice in the Event of Default. If any act or omission of Landlord would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given, by registered or certified mail, written notice of such act or omission to Landlord and to each superior mortgagee and superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a thirty (30) day period for remedying such act or omission shall have elapsed following the giving of such notice; provided, however, that said thirty (30) day cure period may be extended in the event that the act, or omission cannot, by its nature, be cured within thirty (30) days and Landlord is diligently proceeding to cure said default.
C. Successor Landlord. If any mortgagee shall succeed to the rights of Landlord hereunder, whether it be possession or foreclosure action or delivery of a new lease or deed or otherwise, then, at the request of such party (hereinafter referred to as “Successor Landlord”) Tenant shall attorn to, and recognize, each Successor Landlord as Tenant’s Landlord under this Lease and shall promptly execute and deliver any instrument such Successor Landlord may reasonably request to further evidence such attornment.
SECTION 27    – Estoppel Certificate
Within fifteen (15) business days after request therefor by Landlord, provided Landlord is not in default of any material term or condition of this Lease, Tenant agrees to deliver in recordable form, a certificate by Landlord or any proposed mortgagee or purchaser, certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), that to the actual knowledge of Tenant there are no defenses or offsets thereto (or stating those claimed by Tenant), and the dates to which Minimum Rent and other charges have been paid

KS 112708-2

and such other reasonable terms pertaining to this Lease as Landlord and/or Landlord’s proposed mortgagee and/or proposed purchaser may request.
SECTION 28    – Waiver
No waiver of any causes for termination, by acceptance of Rent or otherwise, shall constitute a waiver of any past, present or future causes for termination. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding default at the time of the acceptance of such Rent. Any failure of Landlord to exercise any powers conferred by this Lease, or to insist upon strict compliance by Tenant of its obligations under this Lease, and no custom or practice which may become established which varies the terms of this Lease shall constitute a waiver of Landlord’s right to enforce the terms of this Lease as they are written. This Lease may be modified only by written amendment hereto. Landlord may at any time give notice to Tenant regarding Landlord’s requirement that Rent shall be paid as set forth in this Lease, and such notice shall terminate any custom or practice which may have become established which varies the terms of the Lease with regard to the payment of Rent.
SECTION 29    – Entire Agreement
This Lease sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth. Except as herein otherwise provided, no subsequent alteration, addendum, amendment, change or addition to this Lease shall be binding upon Landlord, Tenant, or their respective successors, heirs or assignees unless reduced to writing and signed by them.
SECTION 30    – Governing Law
The laws of the State of Missouri shall govern this Lease. Landlord and Tenant hereby agree and consent to venue in St. Louis City, Missouri.
SECTION 31– Representations and Warranties

31.1    Tenant Representations and Warranties. Tenant represents and warrants to Landlord as follows:

KS 112708-2

(a)
that there are no actions, suits or proceedings pending to the knowledge of Tenant, threatened against or affecting Tenant, at law or in equity or before any federal, state, municipal or governmental department, commission, board, bureau or agency or instrumentality which would impair Tenant’s ability to perform its obligations under this Lease; and

(b)	that this Lease has been duly authorized, executed and delivered by Tenant and constitutes the legal and valid binding obligation of Tenant.
31.2    Landlord Representations and Warranties. Landlord represents and warrants to Tenant the following:

(a)	Landlord has the right, power and authority to perform its covenants under the terms and provisions of this Lease;

(b)	except for Tenant under the terms and provisions of this Lease, no other person or entity has any lease, tenancy agreement or use rights with respect to Leased Premises; and

(c)	Landlord is the fee simple title holder of the Leased Premises, subject to liens, encumbrances, easements, conditions, restrictions and other matters of record.
SECTION 32 – Execution of Lease
This Lease becomes effective as a Lease only upon execution and delivery hereof by Landlord and Tenant and only upon Closing. If Tenant is an entity, Tenant shall furnish Landlord with such evidence as Landlord reasonably requires to evidence the binding effect on Tenant of the execution and delivery of this Lease.
SECTION 33 – Accord and Satisfaction
No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent, or pursue any other remedy in this Lease provided herein by law.

KS 112708-2

SECTION 34 – Force Majeure
In the event that either party shall be delayed or hindered in or prevented from doing or performing any act or thing required hereunder by reason of strikes, lockouts, casualties, acts of God, labor troubles, inability to procure materials, failure of power, governmental laws or regulations, riots, insurrection, war or other causes beyond the control of such party, then such party shall not be liable or responsible for any such delays in the doing or performing of such act or thing, shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.
SECTION 35 – Successor and Assigns
Except as otherwise provided herein, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, successors and assigns.
SECTION 36 – Survival of Obligations
The provisions of this Lease with respect to any obligation of Tenant to pay any sum owing in order to perform any act after the expiration or other termination of this Lease shall survive the expiration or other termination of this Lease.
SECTION 37 – Commissions
Landlord has not utilized the services of any broker or agent in marketing these Leased Premises. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease. Tenant hereby indemnifies, protects, defends and holds Landlord, its beneficiaries and lenders harmless from and against any and all claims, causes of action, damages, costs, expenses (including, but not limited to, reasonable attorneys’ fees of counsel selected by Landlord) or liabilities for any compensation, commissions, fees, and charges claimed by any broker or other agent contrary to Tenant’s warranty.
SECTION 38 – Time is of the Essence
Time is of the essence to this Agreement.
SECTION 39 – Sale of Leased Premises by Landlord
In the event of any sale or other transfer of the Leased Premises, Landlord shall be, and is hereby entirely free and relieved of any liability under any and all of its covenants and obligations contained in or derived

KS 112708-2

from this Lease arising out of any acts, occurrence or omission occurring after the consummation of the sale or transfer, and the transferee, at such sale or transfer or any subsequent sale or transfer of the Leased Premises, shall be deemed, without any further agreement between the parties or their successors in interest or between the parties or any such transferee, to have assumed and agreed to carry out any and all the covenants and obligations of Landlord under this Lease that arise or accrue after the date of the sale or transfer.
SECTION 40 – Waiver of Jury Trial
LANDLORD AND TENANT HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER WITH RESPECT TO ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD HEREUNDER, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR CLAIM OF INJURY OR DAMAGE.SECTION.
41 – Landlord Consent
Landlord acknowledges that the fixtures, furnishings, equipment, goods and other personal property owned or subsequently acquired by Tenant and located at the Premises is subject to a lien in favor of Tenant’s lender and agrees to execute and deliver a “Consent” substantially in the form attached hereto as Exhibit C in favor of Tenant’s current or any future lender. Landlord hereby waives any right to claim a “landlord’s lien” against any such property of Tenant for so long as any lender’s lien against such property remains in effect and agrees to allow such lender to enter upon the Premises, re-possess and dispose of Tenant’s property, subject to the provisions of the Consent.

KS 112708-2

LANDLORD

1706 Washington Avenue, LLC
 /s/ Dave Jump __ ___ _ 7/27/12
Dave Jump, CEO Date

TENANT
Consumer Programs Incorporated
 /s/ Jane E. Nelson _ _ 7/27/12
 Jane E. Nelson, Secretary and General Counsel Date

FEIN __________________________

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EXHIBIT A
LEGAL DESCRIPTION
Parcel 1:
A tract of land being all of Lots 1-12 in Block 2 of Soloman H Robbins addition (Book X, Page 74) and a fractional part of a Lot in City Block 830, All in City Block 830 being situated in the City of St. Louis, Missouri and being more particularly described as follows:

Beginning at the intersection of the South line of Washington (80' W) Avenue and the East line of 18th (60' W) Street; thence with the South line of said Washington Avenue, South 74 degrees 55 minutes 41 seconds East a distance of 373.15 feet to the intersection of the said South line of Washington Avenue with the West line of 17th (50' W) Street; thence with the West line of said 17th Street, South 15 degrees 04 minutes 49 seconds West a distance of 150.14 feet to the intersection of the West line of said 17th Street with the North line of St. Charles (38.5'W) Street; thence with the North line of said St. Charles Street, North 74 degrees 55 minutes 00 seconds West a distance of 373.54 feet to the intersection of the North line of St. Charles Street with the East line of said 18th Street; thence with the East line of said 18th Street, North 15 degrees 13 minutes 49 seconds East a distance of 150.06 feet to the point of beginning.

Parcel 2:
A tract of land being all of City Block 2002 being situated in the City of St Louis, Missouri and being more particularly described as follows:

Beginning at the intersection of the North line of Washington (80' W) Avenue and the East line of 19th (60' W) Street; thence with the East line of said 19th Street; North 15 degrees 12 minutes 33 seconds East a distance of 134.90 feet to the intersection of the said East line of 19th Street with the South line of Lucas (50' W) Avenue; thence with the South line of said Lucas Avenue, South 74 degrees 47 minutes 23 seconds East a distance of 377.18 feet to the intersection of the South line of said Lucas Avenue with the West line of 18th (60' W) Street; thence with the West line of 18th Street, South 15 degrees 12 minutes 33 seconds West a distance of 65.19 feet to an angle point in the West line of said 18th Street per Book 026, Page 62 and Ordinance No. 46710, thence continuing along the West line of said 18th Street, South 43 degrees 17 minutes 22 seconds West 77.97 feet to the intersection of the West line of said 18th Street and the North line of aforesaid Washington Avenue; thence with the North line of said Washington Avenue, North 74 degrees 56 minutes 39 seconds West a distance of 340.48 feet to the point of beginning.

Parcel 3:
A tract of land being all of City Block 831 being situated in the City of St Louis, Missouri and being more particularly described as follows:

Beginning at the intersection of the South line of Washington (80' W) Avenue and the East line of 17th street (50' W) Street; thence with the South line of said Washington Avenue, South 74 degrees 55 minutes 41 seconds East a distance of 182.46 feet to the intersection of the said South line of Washington Avenue with the west line of West 16th (33.5' W) Street; thence with the West line of West 16th Street, South 15 degrees 06 minutes 15 seconds West a distance of 150.18 feet to the intersection of the West line of said West 16th Street with the North line of St. Charles (38.5' W) Street; thence with the North line of St. Charles Street, North 74 degrees 55 minutes 00 seconds West a distance of 182.40 feet to the intersection of the North line of said St. Charles Street with the East line of said 17th Street; thence with the East line of said 17th Street, North 15 degrees 04 minutes 49 seconds West a distance of 150.15 feet to the point of beginning.

Parcel 4:
A tract of land being all of the South Half of City Block 524 being situated in the City of St Louis, Missouri and being more particularly described as follows:

Beginning at the intersection of the North line of Lucas (50' W) Avenue and the East line of 18th (60' W) Street; thence with the East line of 18th Street, North 15 degrees 12 minutes 33 seconds East a distance of 145.04 feet to the intersection of the said East line of 18th Street with the South line of a 20' W alley (also known as Orange (20' W) Street; thence

KS 112708-2

with the South line of said Alley, South 74 degrees 47 minutes 27 seconds East a distance of 376.37 feet to the intersection of the South line of said alley with the West line of 17th Street (60' W) Street; thence with the West line of 17th Street, South 15 degrees 12 minutes 33 seconds West a distance of 145.04 feet to the intersection of the West line of 17th Street with the North line of aforesaid Lucas Avenue; thence with the North line of said Lucas Avenue, North 74 degrees 47 minutes 27 seconds West a distance of 376.37 feet to the point of beginning.

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EXHIBIT B
BUILDING FLOOR/SITE PLANS

28	KS 112708-2

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MEN'S
WOMEN'S
SICK ROOM
MAIL RM AREA
APPLICATIONS
STORAGE
CAMERA

REVISIONS

| MARK | DATE | DESCRIPTION |
|---|---|---|

# FIRST FLOOR

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CANVAS AREA
LARGE
FORMAT
PRINTER

SqFt = 30,000

Employees= 17

REVISIONS

| MARK | DATE | DESCRIPTION |
| --- | --- | --- |

# SECOND FLOOR

KS 112708-2

ORDER INQUIRY
14 NORITSU PRINTERS
PRINTER/ PROCESSOR
PAT KIRBY
Printer
DIGITAL IMAGING
QA Darkroom
Server
STUDIO
VAX
QUALITY ASSURANCE
TECH SERVICE
SPRAY BOOTH GONE 5/18 OR 5/19

SqFt = 30,000

Employees= 53

REVISIONS

| MARK | DATE | DESCRIPTION |
| --- | --- | --- |

# THIRD FLOOR

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25 NORITSU
PRINTERS
RECORD STORAGE

SqFt = 30,000

Employees= 37

REVISIONS

| MARK | DATE | DESCRIPTION |
| --- | --- | --- |

# FOURTH FLOOR

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Call Center Proposed Reconfiguration - April 09, 2008

CUSTOMER SUPPORT
SUPVSR
MANAGER
STUDIO SUPPORT
IT QA
TECH SUPPORT

CONSULTANT

PROJECT YEAR

2008

ACTIVITY

ADDRESS

| EXISTING SQ. FT. | NEW SQ. FT. |
| --- | --- |
| | |

REVISIONS

| MARK | DATE | DESCRIPTION |
| --- | --- | --- |

ISSUE DATE: 04/09/08

PROJECT/ACTIVITY NO.:

CAD DWG FILE: 5TH FLOOR.DWG

DRAWN BY: JACK LEISURE

CHECKED BY: JACK LEISURE/PHIL TITE

SHEET TITLE

# FIFTH FLOOR PLAN

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CONFERENCE ROOM
CAMERA ROOM D
CAMERA ROOM C
2 DURST LARGE FORMAT PRINTERS
Studio A
Studio B
Video Studio
Men
Ladies

SqFt = 10,000

Employees= 7

REVISIONS

| MARK | DATE | DESCRIPTION |
|---|---|---|

# SIXTH FLOOR

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PHOTO
PAPER
STORAGE
CHEM
MIX
CHEM
STORAGE
CHEM
LAB

SqFt = 14,873

Employees= 5

REVISIONS

| MARK | DATE | DESCRIPTION |
| --- | --- | --- |

# SEVENTH FLOOR

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LADIES
MENS
HSKP
ELEC.
SUPVSR
SUPVSR
Buss Duct

REVISIONS

| MARK | DATE | DESCRIPTION |
|---|---|---|

APPROVALS

SIGNATURE DATE

# EIGHTH FLOOR

KS 112708-2

A B C D E F G H I J
1 2 3 4 5 6 7 8 9
STORAGE

REVISIONS

| MARK | DATE | DESCRIPTION |
|---|---|---|

APPROVALS

SIGNATURE DATE

# NINTH FLOOR

KS 112708-2

Basement General Floor Plan - Dec 2008

Real Estate/Adv.
Human Resources Cage
SPS Cage
Field Services Cage
Building Services Area
Bar Code
Information Technology Cage
ES&R Storage - Basement (2,950 S.F.) - Scale 1" = 16'
Fire Ext.
Breakers
CAGE
MAG Cage
Treasury/Accounting Cage
Curcuit Breakers
Fuses
Shade Room - Basement (1,960 S.F.)

KS 112708-2

EXHIBIT C
FORM OF LANDLORD CONSENT
CONSENT TO REMOVAL OF PERSONAL PROPERTY
located on or AFFIXED TO REAL PROPERTY

This Consent to Removal of Personal Property Affixed to Real Property (“Consent”) is made by the undersigned as of this 27th day of July, 2012, in favor of Bank of America, N.A., as Administrative Agent (the "Bank"). The undersigned is the owner of the real property (the "Real Property") situated at 1706 Washington Avenue, St. Louis, Missouri 63103.

The Bank has extended credit and financing to Consumer Programs Incorporated, a Missouri corporation (the "Borrower"), a Tenant of the Real Property and, as security therefore, the Borrower has granted to the Bank a security interest in and to the personal property collateral of the Borrower (the "Personal Property"). The Personal Property may include machinery, equipment, furniture, fixtures, inventory, and other goods and personal property, some or all of which may now or hereafter be located on or affixed to the Real Property. As a condition to extending the financial accommodations to the Borrower, the Bank requires the undersigned's consent to the removal of the Personal Property.

In consideration of the Lease entered into by the undersigned and Borrower, the undersigned agrees as follows:

1.
The Personal Property shall be deemed to be personal property and shall not be considered a part of the Real Property, regardless of whether or by what means it is or may become attached or affixed to the Real Property.

2.
The undersigned hereby waives any right it may have under the Lease or Missouri law to claim a lien in the Personal Property. To the extent it is determined that the undersigned has any interest in or lien on the Personal Property, the undersigned hereby subordinates such interest or lien to the security interest which Bank now has or may hereafter acquire in the Personal Property.

3.
The undersigned consents to the Bank, its agents, employees and invitees entering upon the Real Property at any reasonable time for the purpose of exercising any right the Bank may have under the terms of any agreement with the Borrower or otherwise, and to do any or all of the following with respect to the Personal Property: assemble, have appraised, display, operate, maintain, remove, repair, prepare for public or private sale, exhibit, and sell; provided that the Bank repairs any damage to the Real Property caused by the removal of the Personal Property.

4.
Within seven (7) days after any termination of the Lease and prior to any disposition of Personal Property, the undersigned shall notify the Bank in writing that the Lease has been terminated. The Bank shall have the right and license, at its discretion, to occupy the Real Property for the purposes described in Paragraph 3 above, for a period of up to

28	KS 112708-2

sixty (60) days; provided the Bank delivers notice to Landlord of its election to do so within twenty (20) days after receiving the undersigned's notice of termination. If entering or occupying the Property during any period Tenant is in default or following a termination of the Lease, the Bank shall pay the undersigned, periodically, a daily license fee equivalent to one-thirtieth (1/30th) of the minimum monthly rental provided for in the lease agreement between the undersigned and the Borrower (less any fixed or basic rent received by the undersigned from Borrower), until the Bank vacates the Real Property.

5.	Notices to the Bank shall be delivered by regular and certified US Mail, postage prepaid, and addressed as follows or as otherwise directed by the Bank:

Bank of America, N.A.
IL4-135-11-43
135 S. LaSalle Street
Chicago, IL 60603
Attn: Mr. Colin McClary

6.
This Agreement is governed by and shall be interpreted according to the laws of Missouri. This Agreement shall inure to the benefit of and be binding upon the successors, heirs and assigns of the undersigned and the Bank. This Agreement may be executed in counterpart.

Signature Page Attached

28	KS 112708-2

This Agreement has been duly executed and delivered as of the date first set forth above.

1706 WASHINGTON AVENUE, LLC,
an Illinois limited liability company

By:    /s/ Dave Jump
Name:    Dave Jump
Title:    CEO

CONSENTED AND AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE:

CPI CORP.,
a Delaware corporation

By:    /s/ Jane E. Nelson
Name:    Jane E. Nelson
Its:    Secretary and General Counsel

CONSUMER PROGRAMS INCORPORATED,
a Missouri corporation

By:    /s/ Jane E. Nelson
Name:    Jane E. Nelson
Its:    Secretary and General Counsel

BANK OF AMERICA, N.A.,
as Administrative Agent

By:    /s/ Brenda H. Little
Name: Brenda H. Little
Its: Vice President

28	KS 112708-2